Exhibit 3.34

ARTICLES OF CONVERSION
OF
FLEETWOOD HOMES OF TEXAS, INC.

Pursuant to the provisions of article 5.17 of the Texas Business Corporation Act and section 6132b-9.05 of the Texas Revised Partnership Act, the undersigned converting entity certifies the following Articles of Conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Texas Business Corporation Act and the Texas Revised Limited Partnership Act.

1.                                       A plan of conversion was approved and adopted in accordance with the provisions of article 5.03 of the Texas Business Corporation Act providing for the conversion of Fleetwood Homes of Texas, Inc., a corporation incorporated under the Texas Business Corporation Act, to Fleetwood Homes of Texas, L.P., a Texas limited partnership.

2.                                       An executed plan of conversion is on file at the principal place of business of the converting entity at 101 East Old Settlers Boulevard, #202, Round Rock, Texas 78664 and, from and after the conversion, an executed plan of conversion will be on file at the principal place of business of the converted entity at 101 East Old Settlers Boulevard, #202, Round Rock, Texas 78664.

3.                                       A copy of the plan of conversion will be furnished by the converting entity (prior to the conversion) or by the converted entity (after the conversion) on written request and without cost to any shareholder or member of the converting entity or the converted entity.

4.                                       The approval of the plan of conversion was duly authorized by all action required by the laws under which Fleetwood Homes of Texas, Inc. is incorporated and by its constituent documents.  The number of outstanding shares entitled to vote is 2500.

5.                                       The number of shares voted for and against the plan of conversion, respectively, are as follows:

Total Voted For	Total Voted Against
2500	-0-

6.                                       Two copies of the Certificate of Limited Partnership of Fleetwood Homes of Texas, L.P. which is to be created pursuant to the plan of conversion are being filed with the Secretary of State with the Articles of Conversion.  A copy of the Certificate of Limited Partnership of Fleetwood Homes of Texas, L.P. is attached as an exhibit to these Articles of Conversion.

7.                                       In accordance with the provisions of Article 5 04C of the Texas Business Corporation Act, upon the effective date of conversion, the converted entity will assume all fees and franchise tax liabilities of the converting entity.

8.                                       The conversion will become effective on November 30, 1999 at 11:59pm in accordance with the provisions of article 10.03 of the Texas Business Corporation Act and section 2.12 of the Texas Revised Limited Partnership Act.

Dated: November 29, 1999	FLEETWOOD HOMES OF TEXAS, INC.

	By:	/s/ William H. Lear
Name: William H. Lear
Title: Secretary

EXHIBIT

PLAN OF CONVERSION AND REORGANIZATION

1.                                       This Plan of Conversion and Reorganization is entered into between Fleetwood Homes of Texas, Inc., a Texas business corporation, and Fleetwood Homes of Texas, L.P., a Texas limited partnership.

2.                                       The name of the converting entity is Fleetwood Homes of Texas, Inc

3.                                       The name of the converted entity is Fleetwood Homes of Texas, L.P.

4.                                       Fleetwood Homes of Texas, Inc., the converting entity, is continuing its existence in the organizational form of Fleetwood Homes of Texas, L.P.  Fleetwood Homes of Texas, L.P. shall continue the historic business of Fleetwood Homes of Texas, Inc. using the historic business assets of Fleetwood Homes of Texas, Inc.

5.                                       Fleetwood Homes of Texas, L.P., the converted entity, is to be a limited partnership formed under the laws of the State of Texas.

6.                                       Fleetwood Homes Investment, Inc., the sole limited partner of Fleetwood Homes of Texas, L.P., will receive a 99% limited partner interest in the capital of Fleetwood Homes of Texas, L.P. and a 99% sharing percentage interest in the profits and losses of Fleetwood Homes of Texas, L.P. in exchange for 99% of the shares of common stock of Fleetwood Homes of Texas, Inc., $1.00 par value, which Fleetwood Homes Investment, Inc. owns.  Fleetwood General Partner of Texas, Inc., the sole general partner of Fleetwood Homes of Texas, L.P. will receive a one percent (1%) general partner interest in the capital of Fleetwood Homes of Texas, L.P. and a one percent (1%) sharing percentage interest in the profits and losses of Fleetwood Homes of Texas, L P. for one percent (1%) of the shares of common stock of Fleetwood Homes of Texas, Inc., $1.00 par value, which Fleetwood General Partner of Texas, Inc owns.

7.                                       This Plan of Conversion and Reorganization is intended to effect a reorganization under Internal Revenue Code Section 368(a)(1)(F).

8.                                       The Articles of Incorporation of Fleetwood Homes of Texas, Inc. are attached hereto as an exhibit.

9.                                       The Articles of Amendment to the Articles of Incorporation of Fleetwood Homes of Texas, Inc. are attached hereto as an exhibit.

10.                                 The Certificate of Limited Partnership of Fleetwood Homes of Texas, L.P. is attached hereto as an exhibit.

Dated this 29 day of November, 1999.

FLEETWOOD HOMES OF TEXAS, INC.

By:	/s/ William H. Lear
Name: William H. Lear
Title: Secretary

FLEETWOOD HOMES OF TEXAS, L.P.

By:	Fleetwood General Partner of Texas, Inc.
its sole general partner

	By:	/s/ William H. Lear
Name: William H. Lear
Title: Secretary

EXHIBIT

Certificate

of

Limited Partnership

of

Fleetwood Homes of Texas, L.P.

1.                                       The name of the limited partnership is Fleetwood Homes of Texas, L.P.

2.                                       The location of the limited partnership’s principal place of business is as follows:

101 East Old Settlers Boulevard
Suite 202
Round Rock, Texas 78664

3.                                       The name and address of the limited partnership’s registered agent and office and the business office of the registered agent is as follows:

CT Corporation System
350 N. St. Paul Street
Dallas, Texas 75201

4.                                       a)                                      The address of the limited partnership’s principal office in the United States where records are to be kept or made available is:

Fleetwood Homes of Texas, L.P.
101 East Old Settlers Boulevard
Suite 202
Round Rock, Texas 78664

b)                                     The converted entity is being created pursuant to the Plan of Conversion and Reorganization.

c)                                      The converting entity, Fleetwood Homes of Texas, Inc., is a Texas Corporation, incorporated October 24, 1956, with a principal office address of 101 East Old Settlers Boulevard, Suite 202, Round Rock, Texas 78664.

5.                                       The name and address of the General Partner is as follows:

Fleetwood General Partner of Texas, Inc.
3125 Myers Street
P.O. Box 7638
Riverside, California 92513-7638

Executed on the dates set out beside our name.

General Partner:

Date: November 29, 1999	Fleetwood General Partner of Texas, Inc.
its sole general partner

	By:	/s/ William H. Lear
Name: William H. Lear
Title: Secretary

Certificate

of

Limited Partnership

of

Fleetwood Homes of Texas, L.P.

1.                                       The name of the limited partnership is Fleetwood Homes of Texas, L.P.

2.                                       The location of the limited partnership’s principal place of business is as follows:

101 East Old Settlers Boulevard
Suite 202
Round Rock, Texas 78664

3.                                       The name and address of the limited partnership’s registered agent and office and the business office of the registered agent is as follows:

CT Corporation System
350 N. St. Paul Street
Dallas, Texas 75201

4.                                       a)                                      The address of the limited partnership’s principal office in the United States where records are to be kept or made available is:

Fleetwood Homes of Texas, L.P.
101 East Old Settlers Boulevard
Suite 202
Round Rock, Texas 78664

b)                                     The converted entity is being created pursuant to the Plan of Conversion and Reorganization.

c)                                      The converting entity, Fleetwood Homes of Texas, Inc., is a Texas Corporation, incorporated October 24, 1956, with a principal office address of 101 East Old Settlers Boulevard, Suite 202, Round Rock, Texas 78664.

5.                                       The name and address of the General Partner is as follows:

Fleetwood General Partner of Texas, Inc.
3125 Myers Street
P.O. Box 7638
Riverside, California 92513-7638

Executed on the dates set out beside our name.

General Partner:

Date: November 29, 1999	Fleetwood General Partner of Texas, Inc.
its sole general partner

	By:	/s/ William H. Lear
Name: William H. Lear
Title: Secretary